Exhibit 99.3

Viper Energy Partners LP
Unaudited Pro Forma Condensed Combined Financial Statements

On November 1, 2023, (the “Closing Date”) Viper Energy Partners LP (“Viper” or the “Partnership”) and its subsidiary Viper Energy Partners LLC (“Viper OpCo”) acquired certain mineral and royalty interests (the “Assets”) from Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP (collectively, “the Sellers,” and affiliates of Warwick Capital Partners and GRP Energy Capital) pursuant to a definitive purchase and sale agreement for approximately 9.02 million common units (the “Common Unit Consideration”) and $750.0 million in cash (the “Cash Consideration”), subject to customary post-closing adjustments (the “Acquisition”). The mineral and royalty interests acquired in the Acquisition represent approximately 4,600 net royalty acres in the Permian Basin, plus approximately 2,700 additional net royalty acres in other major basins. The cash consideration for the Acquisition was funded through a combination of cash on hand and held in escrow, borrowings under Viper OpCo’s revolving credit facility, proceeds from the offering of $400.0 million in aggregate principal amount of 7.375% Senior Notes maturing on November 1, 2031 (the “2031 Notes”) and proceeds from a $200.0 million common unit issuance to Diamondback Energy, Inc and its subsidiary, Diamondback E&P LLC (collectively, “Diamondback”) on October 31, 2023.

The Acquisition was accounted for as an asset acquisition in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The fair value of the consideration paid by the Partnership and the allocation of that amount to the underlying assets acquired is recorded on a relative fair value basis. Additionally, transaction costs directly related to the Acquisition are capitalized as a component of the purchase price.

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are based on the Partnership’s historical consolidated financial statements, adjusted to give effect to transaction adjustments for (i) the Acquisition of the Assets by the Partnership from the Sellers, and (ii) the funding of the purchase price for the Acquisition.

The following pro forma financial statements present (i) our unaudited pro forma balance sheet as of September 30, 2023, (ii) our unaudited pro forma statement of operations for the nine months ended September 30, 2023 and (iii) our unaudited pro forma statement of operations for the year ended December 31, 2022. The pro forma balance sheet assumes that the Acquisition as well as the debt and equity transactions executed to finance the Acquisition all occurred on September 30, 2023. The pro forma statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 give pro forma effect to the Acquisition and related financing transactions as if they had occurred on January 1, 2022, the beginning of the earliest period presented.

The pro forma adjustments related to the Acquisition and related financing for the transaction are based on available information and certain assumptions that management believes are factually supportable, as further described below in Note 3—Pro Forma Adjustments and Assumptions. In the opinion of management, all adjustments necessary to present fairly the pro forma financial statements have been made.

These pro forma financial statements are for information purposes only and do not purport to represent what the Partnership’s financial position and results of operations would have been had the Acquisition occurred on the dates indicated. These pro forma financial statements should not be used to project the Partnership’s financial performance for any future period. A number of factors may affect the results.

The pro forma financial statements have been developed from and should be read in conjunction with:
a.the accompanying notes to the pro forma financial statements;
b.the historical combined financial statements of the Sellers and related notes for the year ended December 31, 2022 and for the nine months ended September 30, 2023; and
c.the separate historical consolidated financial statements and related notes thereto in the Partnership’s filings with the Securities and Exchange Commission.

Viper Energy Partners LP
Unaudited Pro Forma Condensed Combined Balance Sheet

	As of September 30, 2023
	Viper (Historical)	Transaction Accounting Adjustments		Viper Pro Forma Combined
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$146,814	$(95,836)	(e)	$50,978
Royalty income receivable (net of allowance for credit losses)	103,804	—		103,804
Royalty income receivable—related party	7,431	—		7,431
Other current assets	4,081	—		4,081
Total current assets	262,130	(95,836)		166,294
Property:
Oil and natural gas interests, full cost method of accounting	3,592,768	1,013,427	(a)	4,606,195
Land	5,688	—		5,688
Accumulated depletion and impairment	(821,565)	—		(821,565)
Property, net	2,776,891	1,013,427		3,790,318
Funds held in escrow	50,000	(50,000)	(f)	—
Deferred income taxes (net of allowances)	48,768	—		48,768
Other assets	5,577	—		5,577
Total assets	$3,143,366	$867,591		$4,010,957
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable	$197	$—		$197
Accrued liabilities	24,688	—		24,688
Derivative instruments	9,284	—		9,284
Income taxes payable	13,322	—		13,322
Total current liabilities	47,491	—		47,491
Long-term debt, net	675,681	412,991	(b)	1,088,672
Derivative instruments	1,619	—		1,619
Total liabilities	724,791	412,991		1,137,782
Commitments and contingencies
Unitholders’ equity:
General Partner	589	—		589
Common units	712,728	254,600	(c)	1,014,976
		200,000	(d)
		(152,352)	(g)
Class B units	757	—		757
Total Viper Energy Partners LP unitholders’ equity	714,074	302,248		1,016,322
Non-controlling interest	1,704,501	152,352	(g)	1,856,853
Total equity	2,418,575	454,600		2,873,175
Total liabilities and unitholders’ equity	$3,143,366	$867,591		$4,010,957

See accompanying notes to unaudited pro forma condensed consolidated combined financial statements.

Viper Energy Partners LP and Subsidiary
Unaudited Pro Forma Condensed Combined Statement of Operations

	Nine Months Ended September 30, 2023
	Viper (Historical)	Sellers (Historical)	Transaction Accounting Adjustments		Viper Pro Forma Combined
	(In thousands, except per unit amounts)
Operating income:
Royalty income	$514,896	$91,099	$—		$605,995
Lease bonus income—related party	105,585	—	—		105,585
Lease bonus income	1,730	1,788	—		3,518
Other operating income	774	—	—		774
Total operating income	622,985	92,887	—		715,872
Costs and expenses:
Production and ad valorem taxes	37,794	6,180	—		43,974
Depletion	101,331	23,989	(23,291)	(a)	102,029
General and administrative expenses	6,652	10,534	—		17,186
Total costs and expenses	145,777	40,703	(23,291)		163,189
Income (loss) from operations	477,208	52,184	23,291		552,683
Other income (expense):
Interest expense, net	(32,180)	—	(23,151)	(b)	(55,331)
Gain (loss) on derivative instruments, net	(30,685)	—	—		(30,685)
Other income, net	802	1,819	—		2,621
Total other expense, net	(62,063)	1,819	(23,151)		(83,395)
Income (loss) before income taxes	415,145	54,003	140		469,288
Provision for (benefit from) income taxes	39,735	—	10,391	(c)	50,126
Net income (loss)	375,410	54,003	(10,251)		419,162
Net income (loss) attributable to non-controlling interest	232,294	—	6,477	(d)	238,771
Net income (loss) attributable to Viper Energy Partners LP	$143,116	$54,003	$(16,728)		$180,391

Net income (loss) attributable to common limited partner units:
Basic	$1.99				$2.05
Diluted	$1.99				$2.05
Weighted average number of common limited partner units outstanding:
Basic	71,803		16,234	(e)	88,037
Diluted	71,803		16,234	(e)	88,037

See accompanying notes to unaudited pro forma condensed consolidated combined financial statements.

Viper Energy Partners LP and Subsidiary
Unaudited Pro Forma Condensed Combined Statement of Operations

	Year Ended December 31, 2022
	Viper (Historical)	Sellers (Historical)	Acquisition Transaction Adjustments		Viper Pro Forma Combined
	(In thousands, except per unit amounts)
Operating income:
Royalty income	$837,976	$156,931	$—		$994,907
Lease bonus income—related party	4,424	—	203	(f)	4,627
Lease bonus income	23,367	3,615	(203)	(f)	26,779
Other operating income	700	—	—		700
Total operating income	866,467	160,546	—		1,027,013
Costs and expenses:
Production and ad valorem taxes	56,372	10,060	—		66,432
Depletion	121,071	30,126	(30,441)	(a)	120,756
General and administrative expenses	8,542	12,948	—		21,490
Total costs and expenses	185,985	53,134	(30,441)		208,678
Income (loss) from operations	680,482	107,412	30,441		818,335
Other income (expense):
Interest expense, net	(40,409)	—	(30,284)	(b)	(70,693)
Gain (loss) on derivative instruments, net	(18,138)	—	—		(18,138)
Other income, net	416	646	—		1,062
Total other expense, net	(58,131)	646	(30,284)		(87,769)
Income (loss) before income taxes	622,351	108,058	157		730,566
Provision for (benefit from) income taxes	(32,653)	—	14,505	(c)	(18,148)
Net income (loss)	655,004	108,058	(14,348)		748,714
Net income (loss) attributable to non-controlling interest	503,331	—	41,678	(d)	545,009
Net income (loss) attributable to Viper Energy Partners LP	$151,673	$108,058	$(56,026)		$203,705

Net income (loss) attributable to common limited partner units:
Basic	$2.00				$2.21
Diluted	$2.00				$2.21
Weighted average number of common limited partner units outstanding:
Basic	75,612		16,234	(e)	91,846
Diluted	75,679		16,234	(e)	91,913

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.    ORGANIZATION AND BASIS OF PRESENTATION

The Partnership’s historical financial information has been derived from its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and its Annual Report on Form 10-K for the year ended December 31, 2022. Pro forma adjustments have been made to reflect the Acquisition and certain transaction accounting adjustments, as discussed further in Notes 2 and 3. The pro forma balance sheet gives effect to the Acquisition as if it had been completed on September 30, 2023. The pro forma statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 give pro forma effect to the Acquisition as if it had occurred on January 1, 2022, the beginning of the earliest period presented.

The Acquisition was accounted for as an acquisition of assets under ASC 805-50. The Partnership therefore recognized the assets acquired in the transaction based on their cost to the Partnership, which includes the total consideration paid as well as capitalization of all transaction costs incurred relating to the Acquisition.

In the opinion of management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X, the pro forma financial statements. The pro forma financial statements are provided for illustrative purposes only and do not purport to be indicative of what the Partnership’s actual results of operations and financial position would have been on a consolidated basis if the Acquisition had occurred on the dates indicated, nor are they indicative of the future results of operations or financial position.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma statements of operations are based on the weighted average number of the Partnership’s common units outstanding, assuming the Acquisition occurred at the beginning of the earliest period presented.

2.    CONSIDERATION AND PURCHASE PRICE ALLOCATION

The Partnership has performed a preliminary analysis of the total consideration paid for the assets acquired. The total consideration for the Acquisition, including all associated transaction costs, has been allocated to the assets acquired. Due to the fact that the pro forma financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the Partnership’s financial position and results of operations may differ significantly from the pro forma amounts included herein.

The following table summarizes the preliminary purchase price as of the Closing Date and the allocation of the total accumulated transaction costs to the assets acquired (in thousands except common units and per unit amount):

Consideration:
Partnership common units issued at closing	9,018,760
Closing price per common unit of the Partnership	$28.23
Common unit consideration	$254,600
Cash consideration	750,000
Transaction costs	8,827
Total consideration (including fair value of Viper common stock issued)	$1,013,427

Purchase price allocation:
Oil and natural gas interests	$1,013,427
Net assets acquired	$1,013,427

The total consideration has been used to prepare the transaction accounting adjustments in the pro forma balance sheet and statements of operations. The total value of consideration, including transaction costs, is subject to change due to customary purchase price adjustments including post-close adjustments and actual transaction costs incurred. The final amount and allocation of the total consideration is expected to be completed when the Partnership files its report on Form 10-K for the year ended December 31, 2023 and could differ materially from the preliminary allocation used in the transaction accounting adjustment.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - CONTINUED

3.    PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The pro forma financial statements have been prepared to illustrate the effect of the Acquisition and have been prepared for informational purposes only.

Balance Sheet

The adjustments included in the pro forma balance sheet as of September 30, 2023 are as follows:

(a) Reflects the total purchase price allocated to the oil and natural gas properties acquired, which consists of $296.3 million allocated to proved properties, $708.3 million allocated to unproved properties and $8.8 million in transaction costs. See Note 2—Consideration and Purchase Price Allocation.

(b) Represents the total increase in long-term debt borrowed by Viper to fund the Acquisition, consisting of:
•net proceeds of approximately $394.4 million, including estimated transactions costs, from the issuance of the 2031 Notes; and
•an increase of $18.6 million in borrowings under Viper OpCo’s revolving credit facility.

(c) Represents the 9.02 million common units issued to the Sellers as part of the total consideration for the Acquisition. See Note 2—Consideration and Estimated Cost Allocation.

(d) Represents proceeds of approximately $200.0 million from Viper’s issuance of approximately 7.22 million common units to Diamondback at a price of $27.72 per unit on October 31, 2023, which were used to fund a portion of the Cash Consideration for the Acquisition.

(e) Reflects the use of $95.8 million in cash held as of September 30, 2023 which was obtained from lease bonus proceeds and effectively used to partially fund the Cash Consideration for the Acquisition.

(f) Reflects the application of the $50.0 million of funds held in escrow as of September 30, 2023 towards the Cash Consideration for the Acquisition.

(g) Reflects the change in ownership interest attributable to Viper’s noncontrolling interest which resulted from the issuance of 7.22 million common units to Diamondback and 9.02 million common units issued to the Sellers as part of the total consideration for the Acquisition.

Statements of Operations

The adjustments included in the pro forma statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 are as follows:

(a) Reflects the change in depletion expense computed on a unit of production basis under the full cost method of accounting following the preliminary purchase price allocation to oil and natural gas properties, as if the Acquisition was consummated on January 1, 2022. Of the $1.0 billion of oil and natural gas properties acquired, $296.3 million was subject to depletion in the periods presented.

(b) Reflects the estimated interest expense that would have been recorded in the periods presented with respect to the incremental borrowings used to finance the cash consideration for the Acquisition.
•The $400 million in new debt bears interest at 7.375%, resulting in pro forma interest expense of $22.1 million and $29.5 million for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively.
•The pro forma statements of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 used the weighted average interest rates prevailing during the periods of 7.37% and 4.22% respectively on the pro forma incremental outstanding borrowings on Viper’s revolving credit facility of $18.6 million, resulting in pro forma interest expense of $1.0 million and $0.8 million, respectively.

(c) Reflects the estimated incremental income tax provision associated with the incremental pro forma income before taxes attributable to Viper Energy Partners LP, using a blended federal plus state statutory tax rate, net of federal benefit, of 21.8%.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - CONTINUED

(d) Reflects the non-controlling interest portion of incremental pro forma earnings as well as the estimated incremental impact on Viper’s historical net income attributable to the non-controlling interests as a result of the Partnership’s sale of common units to Diamondback and the issuance of common units as part of the purchase consideration for the Acquisition, as if the additional common units had been outstanding since the beginning of the periods presented.

(e) Reflects the issuance of approximately 9.02 million common units to the Sellers and 7.22 million common units to Diamondback to partially finance the Acquisition. The additional common units were assumed to have been outstanding since the beginning of the periods presented. The following table reconciles historical and pro forma basic and diluted earnings per share utilizing the two-class method for the periods indicated:

	Nine Months Ended September 30, 2023		Year Ended December 31, 2022
	Historical	Pro Forma	Historical	Pro Forma
	(in thousands, except per share amounts)
Net income (loss) attributable to the period	$143,116	$180,391	$151,673	$203,705
Less: distributed and undistributed earnings allocated to participating securities	263	296	365	391
Net income (loss) attributable to common unitholders	$142,853	$180,095	$151,308	$203,314
Weighted average common units outstanding:
Basic weighted average common units outstanding	71,803	88,037	75,612	91,846
Effect of dilutive securities:
Potential common units issuable	—	—	67	67
Diluted weighted average common units outstanding	71,803	88,037	75,679	91,913
Net income (loss) per common unit, basic	$1.99	$2.05	$2.00	$2.21
Net income (loss) per common unit, diluted	$1.99	$2.05	$2.00	$2.21

(f) Reflects the reclassification of lease bonus income of the Sellers during the year ended December 31, 2022 which was paid by Diamondback to Sellers.

4.    SUPPLEMENTAL PRO FORMA OIL AND NATURAL GAS RESERVES INFORMATION

The following unaudited supplemental pro forma oil and natural gas reserve tables present how the combined oil and natural gas reserves and standardized measure information of the Company and the Acquisition may have appeared had the Acquisition occurred on January 1, 2022. The supplemental pro forma combined oil and natural gas reserves and standardized measure information are for illustrative purposes only. Numerous uncertainties are inherent in estimating quantities and values of proved reserves including future rates of production, exploration and development expenditures, commodity prices, and service costs which may affect the reserve volumes attributable to the Properties and the standardized measure of discounted future net cash flows.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - CONTINUED

The following tables provide a summary of the changes in estimated proved reserves for the year ended December 31, 2022, as well as pro forma proved developed and proved undeveloped reserves as of the beginning and end of the year, giving effect to the Acquisition as if it had occurred on January 1, 2022.

Estimated Pro Forma Combined Quantities of Proved Reserves

	Oil (MBbls)
	Viper (Historical)	Sellers (Historical)	Viper Pro Forma Combined

Proved Developed and Undeveloped Reserves:
As of December 31, 2021	69,240	13,566	82,806
Purchase of reserves in place	599	263	862
Extensions and discoveries	15,714	56	15,770
Revisions of previous estimates	1,453	52	1,505
Divestitures	(905)	—	(905)
Production	(7,097)	(1,316)	(8,413)
As of December 31, 2022	79,004	12,621	91,625

Proved Developed Reserves:
December 31, 2021	49,280	6,146	55,426
December 31, 2022	54,817	7,126	61,943

Proved Undeveloped Reserves:
December 31, 2021	19,960	7,420	27,380
December 31, 2022	24,187	5,495	29,682

	Natural Gas (MMcf)
	Viper (Historical)	Sellers (Historical)	Viper Pro Forma Combined

Proved Developed and Undeveloped Reserves:
As of December 31, 2021	183,690	59,626	243,316
Purchase of reserves in place	1,186	1,785	2,971
Extensions and discoveries	29,177	273	29,450
Revisions of previous estimates	15,248	(776)	14,472
Divestitures	(3,469)	—	(3,469)
Production	(15,868)	(3,266)	(19,134)
As of December 31, 2022	209,964	57,642	267,606

Proved Developed Reserves:
December 31, 2021	134,485	32,774	167,259
December 31, 2022	161,119	35,007	196,126

Proved Undeveloped Reserves:
December 31, 2021	49,205	26,852	76,057
December 31, 2022	48,845	22,635	71,480

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - CONTINUED

	Natural Gas Liquids (MBbls)
	Viper (Historical)	Sellers (Historical)	Viper Pro Forma Combined

Proved Developed and Undeveloped Reserves:
As of December 31, 2021	28,033	8,880	36,913
Purchase of reserves in place	209	303	512
Extensions and discoveries	5,281	34	5,315
Revisions of previous estimates	4,483	(102)	4,381
Divestitures	(564)	—	(564)
Production	(2,540)	(494)	(3,034)
As of December 31, 2022	34,902	8,621	43,523

Proved Developed Reserves:
December 31, 2021	19,476	4,559	24,035
December 31, 2022	25,621	4,961	30,582

Proved Undeveloped Reserves:
December 31, 2021	8,557	4,321	12,878
December 31, 2022	9,281	3,660	12,941

	Total (MBOE)
	Viper (Historical)	Sellers (Historical)	Viper Pro Forma Combined

Proved Developed and Undeveloped Reserves:
As of December 31, 2021	127,888	32,383	160,271
Purchase of reserves in place	1,006	864	1,870
Extensions and discoveries	25,858	136	25,994
Revisions of previous estimates	8,477	(179)	8,298
Divestitures	(2,047)	—	(2,047)
Production	(12,282)	(2,354)	(14,636)
As of December 31, 2022	148,900	30,850	179,750

Proved Developed Reserves:
December 31, 2021	91,170	16,167	107,337
December 31, 2022	107,291	17,922	125,213

Proved Undeveloped Reserves:
December 31, 2021	36,718	16,216	52,934
December 31, 2022	41,609	12,928	54,537

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - CONTINUED

Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

	December 31, 2022
	Viper (Historical)	Sellers (Historical)	Viper Pro Forma Combined
	(In thousands)
Future cash inflows	$10,072,969	$1,739,907	$11,812,876
Future production taxes	(729,256)	(97,469)	(826,725)
Future income tax expense	(1,465,160)	(7,691)	(1,472,851)
Future net cash flows	7,878,553	1,634,747	9,513,300
10% discount to reflect timing of cash flows	(4,424,457)	(779,108)	(5,203,565)
Standardized measure of discounted future net cash flows	$3,454,096	$855,639	$4,309,735

Pro Forma Combined Changes in the Standardized Measure of Discounted Future Net Cash Flows

	December 31, 2022
	Viper (Historical)	Sellers (Historical)	Viper Pro Forma Combined
	(In thousands)
Standardized measure of discounted future net cash flows at the beginning of the period	$2,093,117	$601,739	$2,694,856
Purchase of minerals in place	30,331	20,346	50,677
Divestiture of reserves	(30,076)	—	(30,076)
Sales of oil and natural gas, net of production costs	(781,604)	(146,871)	(928,475)
Extensions and discoveries	844,010	3,573	847,583
Net changes in prices and production costs	1,131,202	336,617	1,467,819
Revisions of previous quantity estimates	309,338	(2,882)	306,456
Net changes in income taxes	(393,652)	(1,174)	(394,826)
Accretion of discount	234,717	60,462	295,179
Net changes in timing of production and other	16,713	(16,171)	542
Standardized measure of discounted future net cash flows at the end of the period	$3,454,096	$855,639	$4,309,735

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIPER ENERGY, INC.

Date:	November 13, 2023	By:	/s/ Travis D. Stice
Travis D. Stice
Chief Executive Officer

Date:	November 13, 2023	By:	/s/ Teresa L. Dick
Teresa L. Dick
Chief Financial Officer